Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3 No. 333-281194) of Travere Therapeutics, Inc.,

2.Registration Statements (Form S-8 Nos. 333-280213, 333-273667, 333-266957, 333-258257, 333-240222, 333-232857 and 333-224848) pertaining to the Travere Therapeutics, Inc. 2017 Employee Stock Purchase Plan and Travere Therapeutics, Inc. 2018 Equity Incentive Plan, as amended,

3.Registration Statement (Form S-8 No. 333-218582) pertaining to the Travere Therapeutics, Inc. 2015 Equity Incentive Plan and Travere Therapeutics, Inc. 2017 Employee Stock Purchase Plan,

4.Registration Statements (Form S-8 Nos. 333-213599 and 333-206510) pertaining to the Travere Therapeutics, Inc. 2015 Equity Incentive Plan, and

5.Registration Statement (Form S-8 No. 333-200224) pertaining to the Travere Therapeutics, Inc. 2014 Incentive Compensation Plan;

of our reports dated February 20, 2025, with respect to the consolidated financial statements of Travere Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Travere Therapeutics, Inc., included in this Annual Report (Form 10-K) of Travere Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Diego, California

February 20, 2025